Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.

P.O. BOX 188

Tontitown, AR 72770

Allen W. West

(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.

ANNOUNCES RESULTS FOR THE SECOND QUARTER

ENDED JUNE 30, 2015

Tontitown, Arkansas, July 23, 2015......P.A.M. Transportation Services, Inc. (NASDAQ: PTSI) today reported net income of $7,039,203, or diluted earnings per share of $0.94 ($0.95 basic) for the quarter ended June 30, 2015, and net income of $12,408,422, or diluted earnings per share of $1.66 ($1.67 basic) for the six month period then ended. These results compare to net income of $4,945,299, or diluted and basic earnings per share of $0.62, and net income of $6,301,907, or diluted earnings per share of $0.78 ($0.79 basic), respectively, for the three and six months ended June 30, 2014.

Operating revenues, including revenue from fuel surcharges, were $108,033,127 for the second quarter of 2015 compared to $104,343,260 for the second quarter of 2014. Operating revenues, including fuel surcharges, were $207,516,280 for the six months ended June 30, 2015 compared to $202,163,653 for the six months ended June 30, 2014.

Daniel H. Cushman, President of the Company, commented, “We are extremely pleased to announce another quarter of record-breaking earnings results for the Company. The second quarter of 2015 represents the best quarter in the Company’s history in terms of operating profit, net income, and earnings per share. The earnings per share achieved so far this year represents a 113% increase as compared to the same period last year and this quarter’s earnings per share results represent our highest single quarter of earnings per share attained, surpassing the previous record which was just set in the first quarter of this year.

“We experienced base revenue growth of 13% year-over-year in the second quarter, when excluding the impact of lower fuel surcharge revenue resulting from lower fuel prices, as we continue to place emphasis on top-line revenue growth. Significant factors contributing to this growth were improved rates, improved performance within our Logistics division, and more trucks operating within the fleet. The level of freight demand experienced this year continues to allow us to be more selective in choosing the business that most favorably fits our model and our rate expectations. Our Logistics division goal for 2015 is to double the revenue of 2014 and we are currently on pace to exceed that goal while also staying ahead of our profitability goals for that division. Our strategic growth and diversification in our Automotive division, Mexico division and Dedicated division also continue to perform as planned. Each of these divisions has also proven to be more driver friendly as we continue to experience lower driver turnover trends within those divisions. We believe that our continued growth hinges on our ability to provide our drivers with opportunities that maximize their earnings while also allowing for their desired home time. Developing a freight base that meets these requirements continues to be a top priority.

“Despite positive driver turnover trends within certain divisions, like most of the industry, we continue to experience difficulty in attracting and retaining qualified drivers. This difficulty has required us to make significant investments in driver recruiting and retention efforts, including increasing the number of driver recruiting personnel and expanding the number of driver training school partners. We also continue to review and implement changes to driver compensation plans which we have generally been able to limit any increase by using lane-by-lane analytics. However, we cannot dismiss the possibility that a more comprehensive increase in our driver pay packages may be necessary should the industry-wide driver shortage condition persist.

“We also continue to invest significant resources in providing drivers with one of the newest truck fleets in the industry. With this newer fleet, we have experienced a decrease in maintenance costs, an increase in truck availability and gains in fuel efficiency. The gains in fuel efficiency, combined with favorable fuel prices and our investment in auxiliary power units, have significantly reduced our overall fuel expense. We expect this trend to continue as we continue to replace equipment throughout the remainder of the year.

“We continue to consider all growth opportunities, including potential strategic acquisitions. The ongoing challenge in the current driver market continues to hinder our plans for obtaining substantial internal growth within what we consider to be a reasonably timely manner.

“We would like to congratulate and thank our employees for their hard work and dedication reflected in these quarterly results, and to thank our customers, suppliers and shareholders for their continued commitment and support.”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self-insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed above and in company filings might not transpire.

P.A.M. Transportation Services, Inc. and Subsidiaries

Key Financial and Operating Statistics

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Revenue, before fuel surcharge	$91,052,849	$80,606,497	$173,737,418	$155,502,109
Fuel surcharge	16,980,278	23,736,763	33,778,862	46,661,544
	108,033,127	104,343,260	207,516,280	202,163,653

Operating expenses and costs:
Salaries, wages and benefits	26,566,050	27,032,250	52,499,374	53,067,022
Operating supplies and expenses	24,125,503	32,698,183	47,290,781	66,863,774
Rent and purchased transportation	33,570,340	21,956,713	62,627,216	42,718,627
Depreciation	7,743,511	9,166,415	15,300,712	18,292,252
Insurance and claims	3,950,624	3,908,169	7,356,256	7,650,407
Other	2,288,198	2,513,267	4,667,683	4,924,311
Gain on disposition of equipment	(2,092,948)	(1,521,221)	(3,254,360)	(2,787,448)
Total operating expenses and costs	96,151,278	95,753,776	186,487,662	190,728,945

Operating income	11,881,849	8,589,484	21,028,618	11,434,708

Interest expense	(643,671)	(743,144)	(1,260,453)	(1,605,378)
Non-operating income	272,298	258,901	516,977	530,537

Income before income taxes	11,510,476	8,105,241	20,285,142	10,359,867
Income tax expense	4,471,273	3,159,942	7,876,720	4,057,960

Net income	$7,039,203	$4,945,299	$12,408,422	$6,301,907

Diluted earnings per share	$0.94	$0.62	$1.66	$0.78

Average shares outstanding – Diluted	7,474,026	8,034,537	7,470,787	8,032,801

	Quarter Ended June 30,		Six Months Ended June 30,
Truckload Operations	2015	2014	2015	2014

Total miles	55,604,228	53,676,567	107,440,496	104,698,872
Operating ratio (1)	85.58%	88.85%	86.60%	92.36%
Empty miles factor	6.45%	6.63%	6.52%	6.77%
Revenue per total mile, before fuel surcharge	$1.43	$1.40	$1.42	$1.38
Total loads	77,903	73,268	150,039	140,508
Revenue per truck per work day	$684	$662	$663	$635
Revenue per truck per week	$3,420	$3,310	$3,315	$3,175
Average company-driver trucks	1,415	1,437	1,423	1,448
Average owner operator trucks	402	341	382	347

Logistics Operations
Total revenue	$11,541,414	$5,229,251	$21,696,580	$10,678,231
Operating ratio	96.39%	96.53%	97.01%	96.48%

1)

Operating ratio is calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We use revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.